Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
BlackRock Low Duration Bond Portfolio   (BR-LO)
GuideStone Funds Low Duration Portfolio   (GUIDE)
UBS PACE Intermediate Fixed Income Investments   (UBS-
PACE)
AZL Enhanced Bond Index Fund   (AZ-CORE)
BlackRock Bond Allocation Target Shares: Series S
Portfolio   (BATSS)

The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
01-03-2013
Security Type:
BND/CORP

Issuer
Citigroup Inc.  (2016)
Selling
Underwriter
Citigroup Global Markets Inc.
Affiliated
Underwriter(s)
[x] PNC
[ ] Other:  PNC, BNY Mellon Capital
Markets, LLC for GUIDE & UBS Securities
LLC for UBS-PACE
List of
Underwriter(s)
Citigroup Global Markets Inc., Deutsche
Bank Securities Inc., Goldman, Sachs &
Co., UBS Securities LLC, Wells Fargo
Securities, LLC, Banca IMI S.p.A.,
Barclays Capital Inc., Blaylock Robert
Van, LLC, BNY Mellon Capital Markets,
LLC, Capital One Southcoast, Inc.,
CastleOak Securities, L.P., CIBC World
Markets Corp., Comerica Securities,
Inc.,
Credit Suisse Securities (USA) LLC, HSBC
Securities (USA) Inc., Kota Global
Securities Inc., Lebenthal & Co., LLC,
MFR Securities, Inc., Mizuho Securities
USA Inc., PNC Capital Markets LLC, RBC
Capital Markets, LLC, RBS Securities
Inc., Scotia Capital (USA) Inc.,
SMBC Nikko Capital Markets Limited,
SunTrust Robinson Humphrey, Inc., TD
Securities (USA) LLC, The Williams
Capital Group, L.P.



Transaction Details

Date of Purchase
01-03-2013

Purchase
Price/Share
(per share / %
of par)
$99.747
Total
Commission,
Spread or
Profit
..250%

1.	Aggregate Principal Amount
Purchased (a+b)
$237,610,000
a.US Registered Funds
(Appendix attached with
individual Fund/Client purchase)
$48,095,000
b.Other BlackRock Clients
$189,515,000
2.	Aggregate Principal Amount of
Offering
$1, 750,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government
Securities)
0.13577

Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):
[x] U.S. Registered Public Offering[Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering[Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities[Issuer must have 3 years of continuous operations]
[ ] Eligible Foreign Offering[Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering

Timing and Price (check ONE or BOTH)

[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[x] YES
[ ]NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[x] YES
[ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:
Dillip Behera
Date:
01-07-2013

Global Syndicate Team Member




Approved by:
David Lim
Date:
 01-09-2013

Global Syndicate Team Member





Rule 10f-3 Report - Definitions








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